Exhibit 99.1

West Announces Second-Quarter 2019 Results and
Announces an Increase to Fourth-Quarter 2019 Dividend
- Conference Call Scheduled for 9 a.m. EDT Today -

Exton, PA, July 25, 2019 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the second-quarter 2019 and updated full-year 2019 financial guidance.
Second-Quarter 2019 Summary (comparisons to prior-year period)

•	Net sales of $469.7 million grew 4.9%, organic sales growth was 8.1%; sales from a recent acquisition contributed an additional 20 basis points of growth.

•	Reported-diluted EPS of $0.88 increased 17%.

•	Adjusted-diluted EPS of $0.89 increased 27%.

•	Company is raising full-year 2019 net sales guidance to a new range of between $1.810 billion and $1.825 billion.

•	Company is raising full-year 2019 adjusted-diluted EPS guidance to a new range of between $3.00 and $3.10.

•
The Company is also announcing the Board of Directors has approved a fourth-quarter 2019 dividend of $0.16 per share, a 6.7% increase over the $0.15 per share declared for each of the four preceding quarters. This is the twenty-seventh consecutive annual increase in the Company’s dividend. The fourth-quarter dividend will be paid on November 6, 2019, to shareholders of record as of October 23, 2019.

“Adjusted-diluted EPS” and “organic sales growth” are Non-U.S. GAAP measurements. See discussion under the heading “Non-U.S. GAAP Financial Measures” in this release.

“I am pleased with the second-quarter results led by strong Proprietary Products performance, especially in our Biologics market unit,” said Eric M. Green, President and Chief Executive Officer. “Double-digit organic sales growth in our high-value product portfolio fueled both overall organic sales growth as well as increases in gross and operating profit margin. We are raising our outlook for the full-year 2019 given the underlying strength in our end markets as demonstrated by our growing book of committed orders.”

Proprietary Products Segment
Net sales grew by 4.1% to $360.3 million. Organic sales growth was 7.5%, with currency translation decreasing sales by 3.7% and incremental sales from a recent acquisition contributing 30 basis points of Proprietary Products growth. High-value products (HVP) represented 62% of segment sales and generated double-digit organic sales growth.

Our Biologics market unit had double-digit organic sales growth, led by customer purchases of Westar® and NovaPure® components as well as Crystal Zenith® and SmartDose® technology.

Our Generics market unit posted high-single digit organic sales growth, led by sales of Westar and film-coated components. Our Pharma market unit saw a low-single digit organic decline due to the impact of a previously-reported voluntary recall of our Vial2Bag® product.

Contract-Manufactured Products Segment
Net sales grew by 7.7% to $109.4 million. Organic sales growth was 10.2% with currency translation decreasing sales by 2.5%. Segment performance was led by strong sales of healthcare-related injection and diagnostic devices.

Financial Highlights (first six months of 2019)
Operating cash flow was $152.7 million, an increase of 20%. Capital expenditures were $57.1 million. Free cash flow (operating cash flow minus capital expenditures) was $95.6 million, an increase of 21%.

The Company recorded $2.0 million of restructuring and related charges through the first six months of 2019 from actions we have taken that are intended to streamline our manufacturing network. This plan is expected to be completed by the end of 2019 and result in $7.0 million of restructuring and related charges in 2019. Implemented in first-quarter 2018, the Company expects cumulative expenses over the plan period to be approximately $16.0 million. Once fully completed, the Company anticipates that the plan will provide annualized savings of approximately $14.0 million.

Full-Year 2019 Financial Guidance

•	The Company is raising full-year 2019 net sales guidance to a new range of between $1.810 billion and $1.825 billion, compared to the prior guidance range of between $1.795 billion and $1.820 billion.

◦	Organic sales growth guidance is now expected to be at the higher end of the previously communicated range of 6% to 8%.

◦
Net sales guidance includes a headwind of $42 million for the full-year 2019 based on current foreign exchange rates, compared to prior guidance of a full-year negative impact of between $34 million and $37 million.

•	The Company is raising adjusted-diluted EPS to a new range of between $3.00 and $3.10, compared to the prior guidance range of between $2.80 and $2.90.

◦	Includes an estimated headwind of approximately $0.10 based on current foreign currency exchange rates, compared to prior guidance of a headwind of $0.08.

Second-Quarter 2019 Conference Call
The Company will host a conference call to discuss the results and business expectations at 9:00 a.m. Eastern Time today. To participate on the call please dial 877-930-8295 (U.S.) or 253-336-8738 (International). The conference ID is 6143018.

A live broadcast of the conference call will be available at the Company’s website, www.westpharma.com, in the “Investors” section. Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select “Presentations” in the “Investors” section of the Company’s website.

An online archive of the broadcast will be available at the website three hours after the live call and will be available through Thursday, August 1, 2019, by dialing 855-859-2056 (U.S.) or 404-537-3406 (International) and entering conference ID 6143018.

Investor Contact:	Media Contact:
Quintin Lai	Emily Denney
Vice President, Investor Relations	Vice President, Communications
(610) 594-3318	(610) 594-3035
Quintin.Lai@westpharma.com	Emily.Denney@westpharma.com

Forward-Looking Statements
Certain forward-looking statements are included in this release. They use such words as “raising,” “growing,” “are intended,” “expected,” “expects,” “anticipates,” “includes,” “estimated,” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: customers’ changing inventory requirements and manufacturing plans; customer decisions to move forward with our new products and product categories; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; interruptions or weaknesses in our supply chain; increased raw material costs; fluctuations in currency exchange; the ability to meet development milestones with key customers; our analysis of the root cause of the circumstances relating to the voluntary recall is still underway and we cannot predict the time or expense required to address the issues; our estimates of the impact on our financial results related to the voluntary recall are preliminary and subject to change as we conduct further analysis; and the voluntary recall and the related circumstances could subject us to claims or proceedings which may adversely impact our net sales and net income, as well as harm our reputation and customer relationships or distract management from operating our business. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-U.S. GAAP Financial Measures
For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translates the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation, the impact from acquisitions and/or divestitures, and the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (U.S. GAAP) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted Non-U.S. GAAP financial measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC. CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (in millions, except per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019		2018		2019		2018
Net sales	$469.7	100%	$447.5	100%	$913.2	100%	$863.2	100%
Cost of goods and services sold	311.8	66	305.3	68	608.5	67	586.6	68
Gross profit	157.9	34	142.2	32	304.7	33	276.6	32
Research and development	9.6	2	10.8	2	19.4	2	20.4	3
Selling, general and administrative expenses	70.3	15	70.0	16	138.9	15	138.3	16
Other (income) expense, net	(2.5)	—	1.1	—	(4.8)	(1)	4.2	—
Operating profit	80.5	17	60.3	14	151.2	17	113.7	13
Interest expense, net	1.4	—	1.9	—	2.8	—	3.2	—
Other nonoperating income	(0.5)	—	(1.7)	—	(1.1)	—	(3.3)	—
Income before income taxes	79.6	17	60.1	14	149.5	17	113.8	13
Income tax expense	15.5	3	6.0	1	31.6	4	18.5	2
Equity in net income of affiliated companies	(2.0)	—	(2.0)	—	(3.6)	—	(4.4)	—
Net income	$66.1	14%	$56.1	13%	$121.5	13%	$99.7	11%

Net income per share:
Basic	$0.90		$0.76		$1.64		$1.35
Diluted	$0.88		$0.75		$1.61		$1.33

Average common shares outstanding	73.7		73.6		73.9		73.8
Average shares assuming dilution	75.1		75.0		75.3		75.2

WEST PHARMACEUTICAL SERVICES REPORTING SEGMENT INFORMATION (UNAUDITED) (in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Net Sales:	2019	2018	2019	2018
Proprietary Products	$360.3	$346.0	$700.7	$672.2
Contract-Manufactured Products	109.4	101.5	212.5	191.0
Consolidated Total	$469.7	$447.5	$913.2	$863.2

Gross Profit:
Proprietary Products	$142.2	$128.8	$274.5	$250.0
Contract-Manufactured Products	15.7	13.4	30.2	26.6
Gross Profit	$157.9	$142.2	$304.7	$276.6
Gross Profit Margin	33.6%	31.8%	33.4%	32.0%

Operating Profit (Loss):
Proprietary Products	$88.8	$71.7	$165.8	$134.5
Contract-Manufactured Products	11.4	9.0	21.9	18.5
U.S. pension expense	—	(2.3)	—	(4.7)
Stock-based compensation expense	(7.2)	(6.0)	(13.4)	(9.4)
General corporate costs	(11.1)	(9.9)	(21.1)	(19.7)
Adjusted Operating Profit	$81.9	$62.5	$153.2	$119.2
Adjusted Operating Profit Margin	17.4%	14.0%	16.8%	13.8%

Restructuring and related charges	(1.4)	(2.2)	(2.0)	(5.5)
Reported Operating Profit	$80.5	$60.3	$151.2	$113.7
Reported Operating Profit Margin	17.1%	13.5%	16.6%	13.2%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three Months Ended June 30, 2019	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$80.5	$15.5	$66.1	$0.88
Restructuring and related charges(1)	1.4	0.3	1.1	0.01
Adjusted (Non-U.S. GAAP)	$81.9	$15.8	$67.2	$0.89

Six Months Ended June 30, 2019	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$151.2	$31.6	$121.5	$1.61
Restructuring and related charges(1)	2.0	0.5	1.5	0.02
Adjusted (Non-U.S. GAAP)	$153.2	$32.1	$123.0	$1.63

Three Months Ended June 30, 2018	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$60.3	$6.0	$56.1	$0.75
Restructuring and related charges(1)	2.2	0.6	1.6	0.01
Tax law changes (2)	—	4.8	(4.8)	(0.06)
Adjusted (Non-U.S. GAAP)	$62.5	$11.4	$52.9	$0.70

Six Months Ended June 30, 2018	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$113.7	$18.5	$99.7	$1.33
Restructuring and related charges(1)	5.5	1.2	4.3	0.05
Tax law changes (2)	—	4.5	(4.5)	(0.06)
Adjusted (Non-U.S. GAAP)	$119.2	$24.2	$99.5	$1.32

(1)
During the three and six months ended June 30, 2019, the Company recorded $1.4 million and $2.0 million, respectively, in restructuring and related charges. During the three and six months ended June 30, 2018, the Company recorded $2.2 million and $5.5 million, respectively, in restructuring and related charges. The Company anticipates approximately $7.0 million of restructuring and related charges in 2019 to complete its current plan. Once fully completed, the Company expects that the plan will provide annualized savings of approximately $14.0 million.

(2)	During the three and six months ended June 30, 2018, the Company recorded a net tax benefit of $4.8 million and $4.5 million, respectively, for the estimated impact of the Tax Cuts and Jobs Act.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Net Sales to Organic Net Sales(3)

Three Months Ended June 30, 2019	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$360.3	$109.4	$—	$469.7
Effect of acquisitions and/or divestitures	(1.0)	—	—	(1.0)
Effect of changes in currency translation rates	12.7	2.4	—	15.1
Organic net sales (Non-U.S. GAAP)(3)	$372.0	$111.8	$—	$483.8

Six Months Ended June 30, 2019	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$700.7	$212.5	$—	$913.2
Effect of acquisitions and/or divestitures	(1.0)	—	—	(1.0)
Effect of changes in currency translation rates	29.0	5.7	—	34.7
Organic net sales (Non-U.S. GAAP)(3)	$728.7	$218.2	$—	$946.9

(3)
Organic net sales exclude the impact from acquisitions and/or divestitures and translates the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign exchange rates in effect during the comparable prior-year period.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported-Diluted EPS Guidance to Adjusted-Diluted EPS Guidance

	2018 Actual	2019 Guidance	% Change
Reported-diluted EPS (U.S. GAAP)	$2.74	$2.93 to $3.03	6.9% to 10.6%
Restructuring and related charges	0.08	0.07
Argentina devaluation	0.02	—
Tax law changes	(0.03)	—
Adjusted-diluted EPS (Non-U.S. GAAP)(4)	$2.81	$3.00 to $3.10	6.8% to 10.3%

Notes:

See “Full-Year 2019 Financial Guidance” and “Non-U.S. GAAP Financial Measures” in today’s press release for additional information regarding adjusted-diluted EPS.

(4)
In 2018, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.19. We have opted not to forecast 2019 tax benefits from stock-based compensation in upcoming quarters, as they are out of the Company’s control. Instead, we recognize the benefits as they occur. In the second-quarter 2019 and first-half 2019, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.05 and $0.07, respectively. Any future tax benefits associated with stock-based compensation that we receive in 2019 would provide a positive adjustment to our full-year EPS guidance.

WEST PHARMACEUTICAL SERVICES CASH FLOW ITEMS (UNAUDITED) (in millions)

	Six Months Ended June 30,
	2019	2018
Depreciation and amortization	$51.8	$51.9
Operating cash flow	$152.7	$127.0
Capital expenditures	$57.1	$48.2

WEST PHARMACEUTICAL SERVICES FINANCIAL CONDITION (UNAUDITED) (in millions)

	As of June 30, 2019	As of December 31, 2018
Cash and cash equivalents	$326.7	$337.4
Accounts receivable, net	$330.8	$288.2
Inventories	$232.3	$214.5
Accounts payable	$152.1	$130.4
Debt	$196.0	$196.1
Equity	$1,445.1	$1,396.3
Working capital	$631.1	$610.7

Trademark Notices

Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.
Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.